EXHIBIT (8)(g)(1)

Form of Amendment No. 5 Participation

Agreement (Franklin Templeton)

Amendment No. 5 to Participation Agreement

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

Transamerica Financial Life Insurance Company

Transamerica Capital, Inc.

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Transamerica Financial Life Insurance Company (the “Company” or “you”), and Transamerica Capital, Inc., your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated as of May 1, 2004 and subsequently amended as of May 3, 2004, April 29, 2005, May 1, 2007, and July 30, 2007 (the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

1.	Schedules B, C, and D of the Agreement are deleted and replaced in their entirety with the Schedules B, C, and D attached hereto, respectively.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of January 10, 2008.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Only on behalf of each Portfolio listed on Schedule C of the Agreement.	By:
	Name:	Karen L. Skidmore
	Title:	Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By:
	Name:	Thomas Regner
	Title:	Senior Vice President

The Company:	TRANSAMERCA FINANCIAL LIFE INSURANCE COMPANY

By:
	Name:	Arthur D. Woods
	Title:	Vice President

The Distributor:	TRANSAMERICA CAPITAL, INC.

By:
	Name:	Brenda L. Smith
	Title:	Assistant Vice President

Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No

Separate Account VA BNY	Yes
Separate Account VA GNY	Yes
Separate Account VA WNY	Yes
Separate Account VA YNY	Yes

Schedule C

Available Portfolios and Classes of Shares of the Trust

Franklin Income Securities Fund Class 2

Mutual Shares Securities Fund Class 2

Templeton Foreign Securities Fund Class 2

Franklin Small-Midcap Growth Securities Fund Class 2

Franklin Small Cap Value Securities Fund Class 2

Schedule D

Contracts of the Company

Transamerica Landmark NY Variable Annuity

Flexible Premium Variable Annuity – L (under marketing name “Transamerica Ascent”)

Flexible Premium Variable Annuity – H (under marketing name “Transamerica Liberty NY”)

Flexible Premium Variable Annuity – N (under marketing name “Transamerica Axiom NY”